1
                                                     Exhibit 99.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated August 10, 2001 on our review of the condensed consolidated interim financial information of NSTAR for the period ended June 30, 2001 and included in NSTAR's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the NSTAR registration statement on Form S-4 (File No. 333-78285) and Form S-8 (File No. 333-85559).



PricewaterhouseCoopers LLP
Boston, Massachusetts
August 10, 2001